Exhibit 23.4
[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]
CONSENT OF SANDLER O’ NEILL & PARTNERS, L.P.
     We hereby consent to the inclusion of our opinion letter to the Board of Directors of CN Bancorp, Inc. (the “Company”) as an Appendix to the Prospectus/Proxy Statement relating to the proposed merger of the Company with Sandy Spring Bancorp, Inc. (“Sandy Spring”) contained in Sandy Spring’s Proxy Statement/Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Proxy Statement /Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.
/s/ Sandler O’Neill & Partners, L.P.
New York, New York
March 8, 2007